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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

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                                       FORM T-1
            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2) ______

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                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)


               NEW YORK                                13-3818954
    (Jurisdiction of incorporation                 (I.R.S. Employer
     if not a U.S. national bank)                 Identification No.)

         114 WEST 47TH STREET
          NEW YORK, NEW YORK                           10036-1532
          (Address of principal                        (Zip Code)
          executive offices)

                                         NONE
              (Name, address and telephone number of agent for service)

                                ---------------------

                                BURKE INDUSTRIES, INC.
                 (Exact name of obligor as specified in its charter)


              CALIFORNIA                              94-3081144
     (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)                 Identification No.)

         2250 SOUTH TENTH STREET
         SAN JOSE, CALIFORNIA                            95112
(Address of principal executive offices)              (Zip Code)

                               10% SENIOR NOTE DUE 2007
                         (Title of the Indenture securities)

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                                       GENERAL

1.  General Information

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

    (b)  Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor

    If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

         3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

         The obligor is currently not in default under any of its outstanding securities for which United States Trusts Company of New York is Trustee. Accordingly, responses to Items, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. List of Exhibits

    T-1.1     -    Organization Certificate, as amended, issued by the State of
                   New York Banking Department to transact business as a Trust
                   Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration
                   No. 33-97056).

    T-1.2     -    Included in Exhibit T-1.1.

    T.1.3     -    Included in Exhibit T-1.1.

    T-1.4     -    The By-Laws of United States Trust Company of New York, as
                   amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration
                   No. 33-97056).

    T-1.6     -    The consent of the trustee required by Section 321(b) of the
                   Trust Indenture Act of 1939, as amended by the Trust
                   Indenture Reform Act of 1990.

    T-1.7     -    A copy of the latest report of condition of the trustee
                   pursuant to law or the requirements of its supervising or examining authority.

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NOTE

As of December 4, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee,
United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 4th day of December 1997.

UNITED STATES TRUST COMPANY
OF NEW YORK, Trustee


By:
   -------------------------
   Louis P. Young
   Vice President


                                          2
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    The consent of the trustee required by Section 321(b) of the Act.

                             United States Trust Company of New York
                                             114 West 47th Street
                                            New York, NY  10036

December 4, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

    Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                        Very truly yours,

                        UNITED STATES TRUST COMPANY OF NEW YORK

                        By:
                            -------------------------------
                             /S/Gerard F. Ganey
                             Senior Vice President

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                                                                   EXHIBIT T-1.7

                       UNITED STATES TRUST COMPANY OF NEW YORK
                         CONSOLIDATED STATEMENT OF CONDITION
                                    SEPTEMBER 30, 1997
                                    (IN THOUSANDS)


ASSETS:
Cash and Due from Banks . . . . . . . . . . . . . . . . . .      $    116,582

Short-Term Investments. . . . . . . . . . . . . . . . . . .           183,652

Securities, Available for Sale. . . . . . . . . . . . . . .           691,965

Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,669,611
Less:  Allowance for Credit Losses. . . . . . . . . . . . .            16,067
                                                                 ------------
Net Loans . . . . . . . . . . . . . . . . . . . . . . . . .         1,653,544
Premises and Equipment. . . . . . . . . . . . . . . . . . .            61,796
Other Assets. . . . . . . . . . . . . . . . . . . . . . . .           125,121
                                                                 ------------
Total Assets. . . . . . . . . . . . . . . . . . . . . . . .      $  2,832,660
                                                                 ------------
                                                                 ------------

LIABILITIES:
Deposits:
Non-Interest Bearing. . . . . . . . . . . . . . . . . . . .      $    541,619
Interest Bearing. . . . . . . . . . . . . . . . . . . . . .         1,617,028
                                                                 ------------
Total Deposits. . . . . . . . . . . . . . . . . . . . . . .         2,158,647

Short-Term Credit Facilities. . . . . . . . . . . . . . . .           365,235
Accounts Payable and Accrued Liabilities. . . . . . . . . .           141,793
                                                                 ------------
Total Liabilities . . . . . . . . . . . . . . . . . . . . .      $  2,665,675
                                                                 ------------
                                                                 ------------

STOCKHOLDER'S EQUITY:
Common Stock. . . . . . . . . . . . . . . . . . . . . . . .            14,995
Capital Surplus . . . . . . . . . . . . . . . . . . . . . .            49,542
Retained Earnings . . . . . . . . . . . . . . . . . . . . .            99,601
Unrealized Gains (Losses) on Securities Available for
Sale, Net of Taxes. . . . . . . . . . . . . . . . . . . . .             2,847
                                                                 ------------
Total Stockholder's Equity. . . . . . . . . . . . . . . . .           166,985
                                                                 ------------
Total Liabilities and Stockholder's Equity. . . . . . . . .      $  2,832,660
                                                                 ------------
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I, Richard E. Brinkman, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.


Richard E. Brinkman, SVP & Controller

November 18, 1997